UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 21, 2004

MFA MORTGAGE INVESTMENTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13991	13-3974868

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

350 Park Avenue, 21st Floor, New York, New York 10022

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 21, 2004, MFA Mortgage Investments, Inc. (the “Company”) entered into an underwriting agreement with Bear, Stearns & Co. Inc., Friedman, Billings, Ramsey & Co., Inc., Stifel, Nicolaus & Company, Incorporated, RBC Dain Rauscher Inc. and Flagstone Securities, LLC (collectively, the “Underwriters”) relating to the sale by the Company to the Underwriters of 1,600,000 shares (excluding the Underwriters’ over-allotment option) of 8.50% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share. The offering is expected to close on October 27, 2004.

     The aggregate net proceeds to the Company of the offering (excluding the Underwriters’ over-allotment option) are estimated to be approximately $38.0 million.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

1	Underwriting Agreement, dated October 21, 2004, between the Company and the Underwriters.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA MORTGAGE INVESTMENTS, INC.
	By:	/s/ Timothy W. Korth Timothy W. Korth General Counsel and Senior Vice President-Business Development
Date: October 22, 2004

EXHIBIT INDEX

Exhibit No.	Description
1	Underwriting Agreement, dated October 21, 2004 between the Company and the Underwriters.